EXHIBIT 5.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200o BROWARD (954) 463-5440
                               FAX (305) 789-3395

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
E. RICHARD ALHADEFF           RICHARD B. JACKSON            KEITH E. ROUNSAVILLE                       OWEN S. FREED
LOUISE JACOWITZ ALLEN         THEODORE A. JEWELL            BETTY CHANG ROWE                           SENIOR COUNSEL
STUART D. AMES                SHARON LEE JOHNSON            STEVEN D. RUBIN
ALEXANDER ANGUEIRA            MICHAEL I. KEYES              MIMI L. SALL                               DAVID M. SMITH
LAWRENCE J. BAILIN            ROBERT T. KOFMAN              NICOLE S. SAYFIE                        LAND USE CONSULTANT
PATRICK A. BARRY              CHAD K. LANG                  RICHARD E. SCHATZ
SHAWN BAYNE                   FRANK J. LOPEZ                DAVID M. SEIFER
SUSAN FLEMING BENNETT         TERRY M. LOVELL               JOSE G. SEPULVEDA                           TAMPA OFFICE
LISA K. BERG                  JOY SPILLIS LUNDEEN           JAY B. SHAPIRO                               SUITE 2200
MARK J. BERNET                GEOFFREY MacDONALD            MARTIN S. SIMKOVIC                   SUNTRUST FINANCIAL CENTRE
HANS C. BEYER                 BRIAN J. McDONOUGH            CURTIS H. SITTERSON                   401 EAST JACKSON STREET
MATTHEW W. BUTTRICK           ANTONIO R. MENENDEZ           RONNI D. SOLOMON                        TAMPA, FLORIDA 33602
ELLEN I. CHO                  FRANCISCO J. MENENDEZ         MARK D. SOLOV                                 --------
PETER L. DESIDERIO            ALISON W. MILLER              EUGENE E. STEARNS                          (813) 223-4800
MARK P. DIKEMAN               VICKI LYNN MONROE             JENNIFER D. STEARNS
DREW M. DILLWORTH             HAROLD D. MOOREFIELD, JR.     THOMAS T. STEELE
SHARON QUINN DIXON            JOHN N. MURATIDES             BRADFORD SWING                         FORT LAUDERDALE OFFICE
ALAN H. FEIN                  JOHN K. OLSON                 SUSAN J. TOEPFER                             SUITE 1900
ANGELO M. FILIPPI             JAY P. W. PHILP               ANNETTE TORRES                       200 EAST BROWARD BOULEVARD
ELISE FRIEDBAUER              KARA E. PLUNKETT              DENNIS R. TURNER                   FORT LAUDERDALE, FLORIDA 33301
ROBERT E. GALLAGHER, JR.      DAVID C. POLLACK              RONALD L. WEAVER                              --------
CHAVA E. GENET                DARRIN J. QUAM                ROBERT I. WEISSLER                         (954) 462-9500
LATASHA A. GETHERS            JOHN M. RAWICZ                PATRICIA G. WELLES
PATRICIA K. GREEN             PATRICIA A. REDMOND           THOMAS H. WILLIAMS, JR.
JOSEPH K. HALL                ELIZABETH G. RICE             MARTIN B. WOODS
LISHA D. HOGUE                GLENN M. RISSMAN
ALICE R. HUNEYCUTT            DAVID A. ROTHSTEIN
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                                February 16, 2000

Ms. Carol J. Gillespie
Senior Vice President,
General Counsel and Secretary
IVAX Corporation
4400 Biscayne Boulevard
Miami, FL 33137

Dear Ms. Gillespie:

         We have acted as counsel for IVAX Corporation, a Florida corporation
(the "Company"), with respect to the preparation and filing with the Securities and Exchange Commission of a Form S-8 Registration Statement (the "Registration
Statement") in connection with the registration of 4,000,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), issuable pursuant to the IVAX Corporation 1997 Employee Stock Purchase Plan (the "Plan").

         In connection with our opinion, we have examined the Registration
Statement, including all exhibits thereto, as filed with the Securities and Exchange Commission, and the Articles of Incorporation, and Bylaws of the Company, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the shares of Common Stock pursuant to the Plan.

         In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all

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Ms. Carol J. Gillespie
February 16, 2000
Page 2

documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies,
(iii) the authenticity of the originals of such latter documents, and (iv) that all factual information supplied to us was accurate, true and complete. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of (i) all representations and warranties submitted to us for purposes of rendering the opinion and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction. This opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter change and/or come to our attention.

         Based upon the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that the shares of Common Stock registered under the Registration Statement and issuable in accordance with the Plan will, if and when issued and delivered by the Company against payment of adequate consideration therefor in accordance with the terms and conditions of the Plan, be validly issued, fully paid and non-assessable.

         We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to any references to this firm in the Registration Statement and in the documents incorporated therein by reference.

                                                 Very truly yours,

                                                 STEARNS WEAVER MILLER WEISSLER
                                                   ALHADEFF & SITTERSON, P.A.

            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.